EX-99.4f

                                        Jackson National Life [graphic omitted]
                                        Insurance Company

                                        A Stock Company
________________________________________________________________________________

 COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL. THE BENEFITS DESCRIBED IN THIS ENDORSEMENT WILL CEASE UPON TERMINATION OF THE CONTRACT. THIS COMBINATION DEATH BENEFIT MAY ONLY BE ELECTED PRIOR TO THE ISSUE DATE. THE CONTRACT IS AMENDED AS FOLLOWS:

1.   The CONTRACT DATA PAGE is amended by the addition of the following:

"COMBINATION DEATH BENEFIT CHARGE:      On an annual basis, this charge equals
                                        [0.55]% of the daily net asset value
                                        of the Investment Divisions."

2. The DEATH BENEFIT AMOUNT BEFORE THE INCOME DATE provision is deleted and replaced with the following:

"DEATH BENEFIT AMOUNT BEFORE THE INCOME DATE. The death benefit is equal to the greatest of:

1.   The current Contract Value;

2.   all Premiums paid into the Contract (net of any applicable premium taxes);

     a. less any withdrawals (including any applicable charges and adjustments to such withdrawals),

     b. less Annual Contract Maintenance Charges, Transfer Charges and any applicable charges due under any optional endorsement to the Contract, and

     c.   less any taxes incurred;

3.   all Premiums paid into the Contract (net of any applicable premium taxes);

     a. less any withdrawals (including any applicable charges and adjustments for such withdrawals),

     b. less Annual Contract Maintenance Charges, Transfer Charges, and any applicable charges due under any optional endorsement to the Contract, and

     c. less any taxes incurred, compounded at an annual interest rate of 5% (4% if the Owner was age 70 or older on the Issue Date);

4.   the Contract Value at the end of the 7th Contract Year;

     a. plus all Premiums (net of any applicable premium taxes) paid since the end of the 7th Contract Year,

     b. less any withdrawals (including any applicable charges and adjustments for such withdrawals) incurred since the end of the 7th Contract Year,

     c. less Annual Contract Maintenance Charges, Transfer Charges, and any applicable charges due under any optional endorsement to the Contract deducted since the end of the 7th Contract Year, and

     d. less any taxes incurred since the end of the 7th Contract Year, compounded at an annual interest rate of 5% (4% if the Owner was age 70 or older on the Issue Date); or

5. the greatest Contract Value on any Contract Anniversary prior to the Owner's 81st birthday;

     a.   less  any   withdrawals   subsequent  to  that  Contract   Anniversary
          (including   any   applicable   charges  and   adjustments   for  such
          withdrawals),

     b. plus any Premium paid (net of any applicable premium taxes) subsequent to that Contract Anniversary,

     c. less any Annual Contract Maintenance Charge, Transfer Charge, and any applicable charges due under any optional endorsement to the Contract deducted subsequent to that Contract Anniversary, and

     d.   less any taxes deducted subsequent to that Contract Anniversary.

For purposes of calculating the amounts in items 3, 4 and 5 above, (a) all adjustments will occur at the time of the withdrawal, Premium payment, or deductions of the Annual Contract Maintenance Charge, Transfer Charge, any applicable charges due to optional endorsements or taxes, and (b) all adjustments for amounts withdrawn will reduce items 3, 4 and 5 above in the same proportion that the Contract Value was reduced on the date of such withdrawal.

The death benefit amount will be determined as of the end of the Business Day when due proof of the Owner's death satisfactory to the Company and an election as to the type of death benefit option is received by the Company at its Service Center in Good Order.

The death benefit amounts determined under item 3 and item 4 above shall never exceed 250% of Premiums paid into the Contract (net of any applicable premium taxes), less any withdrawals and any applicable Contract charges assessed and adjustments to such withdrawals, Annual Contract Maintenance Charges, Transfer Charges and any applicable charges due under any optional endorsement to the Contract, and taxes incurred since the issuance of the Contract.

From the time of death of the Owner until the death benefit amount is determined, any amount allocated to an Investment Division will be subject to investment risk. This investment risk is borne by the Beneficiary(ies)."

                                        SIGNED FOR THE
                                        JACKSON NATIONAL LIFE INSURANCE COMPANY

                                        /s/ Clark P. Manning, Jr.

                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
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